SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 24, 2003
                                 ______________

                             McLEODUSA INCORPORATED
                                 ______________

               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                0-20763                 42-1407240
-------------------------------  -------------  -------------------------------
(State or Other Jurisdiction of  (Commission               (IRS Employer
         Incorporation)          File Number)            Identification No.)

           McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177,
                           Cedar Rapids, IA 52406-3177
                   __________________________________________
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (319) 790-7800
                                 ______________



              _____________________________________________________
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

           (c) Exhibits

           99.1  Press Release, dated April 24, 2003


ITEM 12.  Results of Operations and Financial Condition.

On April 24, 2003, we announced our financial results for the fiscal quarter ended March 31, 2003, and certain other information, in a press release, which is filed as Exhibit 99.1 to this report on Form 8-K.






                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2003                      McLEODUSA INCORPORATED


                                          By: /s/ G. Kenneth Burckhardt
                                          -----------------------------
                                          G. Kenneth Burckhardt
                                          Chief Financial Officer

                                  Exhibit Index

Exhibit
No. Exhibits


99.1                         Press Release, dated April 24, 2003

                                                                   Exhibit 99.1


                  McLeodUSA Reports First Quarter 2003 Results

     o    Reported Net Loss Improves to $(84.1) million from $(186.4) in 1Q'02

     o    Continued Positive Telco EBITDA of $6.8 million versus $(4.9) in 1Q'02

     o    On-switch Platform Mix Increases to 56% from 39% in 1Q'02

     o    Customer Turnover Decreases to 2.4% from 2.7% in 1Q'02


CEDAR RAPIDS, Iowa - April 24, 2003 - McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's largest independent, competitive telecommunications service providers, today reported financial and operating results for the quarter ended March 31, 2003.

Total revenues for the quarter were $225.9 million and gross margin was $88.5 million. SG&A expenses for the quarter were $81.7 million. EBITDA1 (earnings before interest, taxes, depreciation and amortization) for the competitive telecommunications ("Telco") business for the period was $6.8 million. Reported net loss for the quarter was $(84.1) million, or a loss per common share of $(0.31).

"We continue to see the benefits of the significant operational improvements we made in 2002 to enhance the customer experience, reduce service delivery intervals, streamline billing processes, optimize our network, and reduce overall cost. While the Company's first quarter revenues declined slightly from the fourth quarter of 2002, our continued emphasis on profitable customers, operational efficiencies and margin performance resulted in positive Telco EBITDA for the fourth consecutive quarter," said Chris A. Davis, Chairman and Chief Executive Officer. "Despite the current economic environment, we remain committed to execution of our growth strategy. This includes strong focus on the customer, the quality and reliability of our network and capitalizing on the substantial opportunities in our markets. To this end, in the quarter, we completed our rigorous StarQualitySM training and certification program and announced the expansion of our residential product offerings into eight additional states in our 25-state footprint."

The Company's first quarter reported revenues, cost of sales and operating expenses contain Telco operations, which are the ongoing business operations of McLeodUSA after the successful completion in 2002 of the Company's non-core asset disposition plan. Therefore, for comparative purposes, the financial results for the competitive Telco business for prior year quarters are detailed in the attached Comparison of Selected Competitive Telco Operations Statement and the following comments are based on that information.

1 EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings. It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.

For the quarter ended March 31, 2003, total Telco revenues were $225.9 million and gross margin was $88.5 million versus $259.4 million and $86.2 million, respectively, in the first quarter of 2002. Gross margin as a percent of revenue improved from 33.2% to 39.2%. The reduction in revenue was driven primarily by fewer customers, including the Company's efforts to eliminate non-profitable customers, as well as, lower average long distance revenue per customer. The improvement in gross margin reflects network cost reductions, migration of customers to the McLeodUSA network and the elimination of non-profitable customers. Customer platform mix at the end of the first quarter was 56% UNE-L, 13% resale and 31% UNE M/P versus 39%, 23% and 38% respectively at the end of the first quarter 2002.

For the first quarter of 2003, SG&A was $81.7 million versus $91.1 million in the first quarter of 2002 reflecting the continuing actions taken to improve processes and reduce infrastructure. Telco EBITDA in the first quarter of 2003 was $6.8 million compared to a loss of $(4.9) million in the first quarter of 2002. This $11.7 million improvement was driven by the results of the Company's cost reduction and productivity initiatives, as well as its continued strong focus on profitable selling.

Telco revenues of $225.9 million for the quarter compare to $230.0 million in the fourth quarter of 2002. Overall, an increase in average revenue per customer was offset by a slight reduction in the customer base. Gross margin in the first quarter of 2003 was $88.5 million or 39.2% of revenue, as compared to $93.2 million or 40.5% of revenue in the fourth quarter of 2002. UNE-L platform mix increased to 56% versus 52% at the end of the prior quarter as the Company continued to migrate customers on-switch in order to further reduce cost and streamline operations. First quarter SG&A expenses of $81.7 million remained flat with the fourth quarter of 2002. First quarter EBITDA of $6.8 million compared to $11.4 million in the fourth quarter.

The Company ended the quarter with $115.5 million of cash on hand. Total capital expenditures for the first quarter of 2003 were $14 million.

Other highlights in the quarter included:

o Announced the expansion of residential Preferred AdvantageSM local, long distance and Internet services into eight additional states, within the Company's 25-state footprint, including Washington, Texas, Utah, Oregon, Missouri, Arizona, New Mexico and Ohio. The new residential services are being implemented in stages, as tariffs are approved by state regulatory commissions, and are expected to all be completed by June 2003.

o Completed StarQuality certification program of all employees who interact with customers or the network. As of April 11, 2003 approximately 22,000 individual assessments were completed, 307 new training modules developed and 100 percent of the required 3,000 employees had earned their StarQuality certifications.

 Conference Call

McLeodUSA will host a conference call on Thursday, April 24 2003, at 10 a.m. Eastern Time to discuss first quarter results, 2003 goals and the information contained in this release. The call may be accessed at 888-271-9098 (U.S.) or 706-634-6027 (International). A replay will be available approximately 2 hours after completion of the call at 800-642-1687 (U.S.) or 706-645-9291 (International), Conference ID No. 9774338. The audio replay will be available through midnight ET on Thursday, May 1, 2003. The call will also be Webcast live and available via replay at:
http://www.mcleodusa.com/html/ir/streamingmedia.php3


                                      # # #


About McLeodUSA

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of March 31, 2003, 38 ATM switches, 46 voice switches, 567 collocations, 433 DSLAMs and 3,720 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's Web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K and Form 10-K/A both filed with the SEC. The information provided herein is intended to be considered in conjunction with the information provided in our most recent Annual Report on Form 10-K and 10-K/A. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce E. Nemitz
Press Contact:    Bruce A. Tiemann
Phone:  319/790-7800
mcleodusa_ir@mcleodusa.com




McLeodUSA Incorporated and Subsidiaries
Condensed Consolidated Statements of
Operations (In millions, except per share data) (UNAUDITED)
(UNAUDITED)

                                                                             Reorganized             Predecessor
                                                                              McLeodUSA               McLeodUSA
                                                                          -------------------     ------------------
                                                                                Three                   Three
                                                                             months ended           months ended
                                                                              3/31/2003               3/31/2002
                                                                          -------------------     ------------------

Revenues                                                                        $ 225.9            $ 264.1
                                                                                -------            -------
Operating expenses:
   Cost of service (exclusive of depreciation shown separately below)             137.4              179.1
   Selling, general and administrative                                             81.7               91.4
   Depreciation and amortization                                                   82.2              108.9
   Reorganization charges, net                                                     --                 57.2
                                                                                -------            -------
     Operating Loss                                                               (75.4)            (172.5)
                                                                                -------            -------
Nonoperating income (expense):
   Interest expense, net of amounts capitalized                                    (8.7)             (31.4)
   Other income                                                                    --                  3.0
                                                                                -------            -------
     Total nonoperating expense                                                    (8.7)             (28.4)
                                                                                -------            -------
     Loss from continuing operations                                              (84.1)            (200.9)
Discontinued operations:
   Income from discontinued operations                                             --                 14.5
                                                                                -------            -------

     Net loss                                                                     (84.1)            (186.4)
Preferred stock dividend                                                           (1.2)              (4.8)
                                                                                -------            -------
     Net loss applicable to common shares                                       $ (85.3)            (191.2)
                                                                                =======            =======
Basic and diluted (loss) income per common share:
       Loss from continuing operations                                          $ (0.31)           $ (0.33)
       Discontinued operations                                                     --                 0.02
                                                                                -------            -------
       Loss per common share                                                    $ (0.31)           $ (0.31)
                                                                                =======            =======
Weighted average common shares outstanding                                        276.3              627.7
                                                                                =======            =======
Reconciliation of EBITDA1:
   Operating Loss                                                               $ (75.4)           $(172.5)
   Depreciation and amortization                                                   82.2              108.9
   Reorganization charges, net                                                     --                 57.2
                                                                                -------            -------
     EBITDA                                                                     $   6.8            $  (6.4)
                                                                                =======            =======


1Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP industry convention or standard measure portraying cash operating earnings. It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.


McLeodUSA Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)


                                                                       March 31, 2003             December 31, 2002
                                                                         (Unaudited)
                                                                   ------------------------     -----------------------
ASSETS
Current Assets
    Cash and cash equivalents                                               $        115.5               $       170.6
    Trade receivables, net                                                            92.1                        93.1
    Prepaid expense and other                                                         26.3                        26.2
    Assets held for sale                                                              10.8                        11.1
                                                                   ------------------------     -----------------------
    Total Current Assets                                                             244.7                       301.0
                                                                   ------------------------     -----------------------

Non-current Assets
    Property and equipment, net                                                    1,151.6                     1,203.1
    Goodwill and other intangibles, net                                              464.1                       472.3
    Other non-current assets                                                          22.7                        23.9
                                                                   ------------------------     -----------------------
    Total Non-current Assets                                                       1,638.4                     1,699.3
                                                                   ------------------------     -----------------------

Total Assets                                                               $       1,883.1              $      2,000.3
                                                                   ========================     =======================

LIABILITIES AND EQUITY
Current Liabilities
    Current maturities of long-term debt                                    $         19.9               $        15.0
    Accounts payable                                                                  68.4                        71.1
    Deferred revenue, current portion                                                  9.8                         9.8
    Other current liabilities                                                        152.3                       176.4
    Liabilities related to discontinued operations                                     1.0                         6.3
                                                                   ------------------------     -----------------------
    Total Current Liabilities                                                        251.4                       278.6
                                                                   ------------------------     -----------------------

Long-term Liabilities
    Long-term debt, excluding current maturities                                     698.6                       704.9
    Deferred revenue less current portion                                             12.9                        13.5
    Other long-term liabilities                                                       55.8                        54.9
                                                                   ------------------------     -----------------------
    Total Long-term Liabilities                                                      767.3                       773.3
                                                                   ------------------------     -----------------------

Redeemable Convertible Preferred Stock                                               173.9                       172.6

Stockholders' Equity                                                                 690.5                       775.8
                                                                   ------------------------     -----------------------

    Total Liabilities and Equity                                           $       1,883.1              $      2,000.3
                                                                   ========================     =======================



McLeodUSA Incorporated and Subsidiaries
Comparison of Selected Competitive Telco Operations
(In millions)
(UNAUDITED)


                                                  Q1 2003          Q4 2002           Q1 2002

Revenues
    As reported                                    $ 225.9          $ 230.0           $ 264.1
    Non-core business dispositions*                   ----             ----              (4.7)
                                              ---------------------------------- ----------------
    Ongoing Telco revenues                         $ 225.9          $ 230.0           $ 259.4


Cost of Service
    As reported                                    $ 137.4          $ 136.8           $ 179.1
    Non-core business dispositions*                   ----             ----              (5.9)
                                              ---------------------------------- ----------------
    Ongoing Telco cost of service                  $ 137.4          $ 136.8           $ 173.2


Margin
    As reported                                    $  88.5          $  93.2           $  85.0
    Non-core business dispositions*                   ----             ----               1.2
                                              ---------------------------------- ----------------
    Ongoing Telco margin                           $  88.5          $  93.2           $   86.2
                                  % Revenue           39.2%            40.5%            33.2%


Selling, General & Administrative Expenses
    As reported                                    $  81.7          $  81.8           $  91.4
    Non-core business dispositions*                   ----             ----              (0.3)
                                              ---------------------------------- ----------------
    Ongoing Telco SG&A expenses                   $  81.7           $  81.8           $  91.1



Depreciation & Amortization
    As reported                                   $  82.2          $  82.7            $  108.9
    Non-core business dispositions*                  ----             ----                (0.9)
                                              ---------------------------------- ----------------
    Ongoing Telco depreciation and amortization   $  82.2          $  82.7            $  108.0


EBITDA1
    As reported                                   $   6.8          $  11.4            $   (6.4)
    Non-core business dispositions*                  ----             ----                 1.5
                                              ---------------------------------- ----------------
    Ongoing Telco EBITDA                          $   6.8          $  11.4            $   (4.9)
                                  % Revenue           3.0%             5.0%               -1.9%

*  Non-core business dispositions include Splitrock and Devise

1Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a non-GAAP industry convention or standard measure portraying cash operating earnings. It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.

McLeodUSA Incorporated and Subsidiaries

Selected Telecommunications Statistical Data


                                                        ------------------     -------------------     -------------------
                                                             3/31/02                12/31/02                3/31/03
                                                        ------------------     -------------------     -------------------

Active central offices                                              1,809                   1,738                   1,684

Collocations                                                          499                     562                     567

Switches owned
    CO / LD                                                            59                      50                      46
    ATM / Frame Relay                                                  43                      38                      38

DSLAMs installed                                                      526                     430                     433

Total Competitive:
    Customers                                                     469,532                 432,084                 424,638
    Access Units / Customer                                           2.7                     2.8                     2.8

    Revenue per Customer / Month
        Local                                                 $    109.76             $    109.19             $    112.66
        Long distance                                               46.20                   39.06                   38.14
        Private line & data                                         26.23                   28.46                   27.03
                                                        ------------------     -------------------     -------------------
        Total                                                $     182.19             $    176.71             $    177.83
                                                        ==================     ===================     ===================

    Platform Distribution
        Resale                                                        23%                     15%                     13%
        UNE-P                                                         38%                     33%                     31%
        UNE-L                                                         39%                     52%                     56%
                                                        ------------------     -------------------     -------------------
        Total                                                        100%                    100%                    100%
                                                        ==================     ===================     ===================